THIRD QUARTER: Fiscal Year 2023 1

THIRD QUARTER: Fiscal Year 2023 2 FOREWORD Ken Peterman, Chairman, President & CEO Fellow Shareholders, Nearly ten months ago, I accepted the role as Comtech’s CEO and launched our journey to become One Comtech. During that time, not just “a lot” has happened. Everything has changed. One Comtech sounds simple but is by no means easy: by bringing the company together under a common strategy, targeting a shared view of the future, and providing common business and operational tools to lower cost, expand margins, and, most importantly, share ideas throughout the organization, we are positioning the company for success. Let me share a few highlights from the past ten months: Growth Initiatives:  Established EVOKE as our technology incubator, securing valuable technology partnerships and beginning a series of collaborative customer workshops to accelerate our ability to support customers with more complete solutions;  Strengthened incumbent positions across our portfolio, spanning a variety of attractive, growing end markets; and  Positioned ourselves to exploit emerging wireless and satellite technology and communications inflection points by leveraging our established market positions as launch platforms for growth. Profit Improvement Initiatives:  Assimilated our historically disparate siloed businesses into two streamlined segments operating on common tools and processes;  Launched strategic goal deployment processes throughout the enterprise to measure progress against key performance indicators, establishing a foundation from which to significantly improve our operational performance;

THIRD QUARTER: Fiscal Year 2023 3  Implemented profit improvement initiatives that will meaningfully reduce operational costs and improve our margins, financial performance and enhance shareholder value; and  Identified opportunities to strengthen our balance sheet and financial flexibility. Human Capital and ESG DEIB Initiatives:  Launched our first ever company-wide People Strategy, recognizing that people are one of our most important assets;  By solidifying strategic partnerships with leading technology universities, established our first ever company- wide university internship program to develop a more robust talent pipeline; and  To accelerate our progress toward One Comtech, continued to attract experienced thought leaders with proven track records and directly relevant industry experience. Notably, our People Strategy extends beyond the organic development of our talent pipeline and the addition of proven leaders to our team. Our strategy also includes regular assessments of the capabilities, experiences and skill sets of our Board members to ensure continued alignment with our short and long term goals and objectives. To that end, it is my pleasure to introduce our two newest Board members (effective June 15, 2023):  The Honorable Ellen M. Lord – Ms. Lord formally served as the U.S. Under Secretary of Defense for Acquisition and Sustainment through January 2021. In this capacity, Ms. Lord was responsible to the Secretary of Defense for all matters pertaining to acquisition, logistics and material readiness, the acquisition workforce itself and the defense industrial base. Prior to this appointment, Ms. Lord served as the President and Chief Executive Officer of Textron Systems Corporation, a subsidiary of Textron Inc., where she led a multi-billion dollar business with a broad range of products and services supporting defense, homeland security, aerospace, infrastructure protection and customers around the world ( the same global growth markets that Comtech looks to serve).

THIRD QUARTER: Fiscal Year 2023 4  Lieutenant General (Retired) Bruce T. Crawford – LTG Crawford became the U.S. Army’s Chief Information Officer (CIO)/G-6 in August 2017 and served in this role through his retirement in July 2020. A recipient of the Distinguished Service Medal (with one Oak Leaf Cluster) among other awards and decorations, LTG Crawford was the principal advisor to the Secretary of the U.S. Army, setting strategic direction and objectives for one of the largest employers in the world and supervising all U.S. Army command, control, communications, and computers and information technology functions, making LTG Crawford an ideal candidate for Comtech’s Board as we seek to serve and support the convergence of multiple network modalities and technology inflections at home and abroad. FINANCIAL RESULTS A clear indicator that our commitment to One Comtech is working will be consistent improvements in our financial performance. For the past several quarters, we have streamlined our business operations and reduced our operating costs. This has enabled us to meet or exceed our financial targets for net sales and Adjusted EBITDA, while managing complex economic risks. As you can see from the results reported today, we delivered improved performance, while remaining focused during this transformational period where we are driving significant change across our business. Specifically,  Comtech grew net sales for the sixth consecutive quarter;  Cash flow provided by operating activities for the quarter was $16.6 million;  We improved Adjusted EBITDA1 to $12.5 million, or a 9.2% margin;  We announced three new EVOKE technology partnerships with Aarna Networks, Descartes Labs and WishKnish, in addition to Sirqul, our first publicly announced EVOKE technology partner; and  Looking ahead, we expect our fourth quarter fiscal 2023 results to improve, with consolidated net sales anticipated to grow sequentially between 2.0% and 4.0% and for consolidated Adjusted EBITDA1 margins to be in the range of 9.5% to 10.5% of consolidated net sales. 1 Adjusted EBITDA is a non-GAAP measure which is defined and reconciled to the most directly comparable GAAP measure in the Appendix: Use of Non-GAAP Financial Measures section of this shareholder letter. Please also refer to this Appendix for additional information.

THIRD QUARTER: Fiscal Year 2023 5 We expect to realize ongoing benefits from our investments to restructure and optimize operations. In particular, our benchmarking efforts conducted to date as a part of this transformation are providing key insights into opportunities to improve efficiencies and accelerate decision making. At the start of this journey, I stated that we needed to act swiftly and with purpose and it’s clear we are meeting this goal. We believe that our lean initiatives implemented during the third and fourth quarters of fiscal 2023 will yield a more favorable cost structure for our business as we approach the start of our fiscal 2024. These actions target multiple aspects of our business and involve all levels of management as we move aggressively to improve our business processes by leveraging the expertise and proven track record of our refreshed leadership team. We are sensitive to the impact these changes have on certain members of our team but remain committed to building a stronger Comtech. As planned, during this past quarter, we completed our migration to our state-of-the-art technology and manufacturing facility in Chandler, Arizona. This facility is at the center of our One Comtech transformation and houses some of our most innovative research and development initiatives, including our EVOKE innovation foundry and new Customer Experience Center. We look forward to hosting our investor day at our Chandler facility on Wednesday, June 21st, to offer a firsthand experience of how our vision is becoming a reality. You will be able to meet the team driving our transformation and have opportunities to experience some of the innovation and cutting-edge technology at the heart of our strategy to drive One Comtech. During our upcoming investor day, you will hear us discuss how we are not simply fluent in the future, we are creating it today – bringing to life the future of Comtech and the market itself. Importantly, while it is vital to look as far down the road as possible, and even see around corners, we must not lose sight of the present. For us, that means solving our customers toughest problems today and strategically partnering with them to leverage our culture of innovation and accelerating technology trajectories to overcome their current and future challenges like never before.

THIRD QUARTER: Fiscal Year 2023 6 Over time, our markets have evolved and are growing. Satellite and terrestrial network infrastructures will blend and hybridize toward ubiquity on a global scale. It is clear to us that we can create value not just by transporting data across these blended networks, but by leveraging data to reveal insights that create customer value in new and differentiated ways. We believe Comtech is well positioned to exploit the opportunities created by these convergences due to our technology leadership and incumbent positions in the underlying capabilities that provide these data enabled insights. Further we expect Comtech’s longstanding technology leadership and increasingly innovative culture to identify new ways to accelerate growth and profitability. The foundation that we are building today is already delivering improved performance. As we launch our lean initiatives, continue to streamline our cost structure, further optimize performance, and instill a culture of discipline and commitment, we are creating a sustainable framework that we believe will create shareholder value for years to come. We are genuinely excited about Comtech’s future, and we are committed to delivering results every single day for our customers, partners, employees and shareholders. In summary, indicators of our progress are clearly visible all around us and I believe that our transformation to One Comtech is working and that our future is bright!

THIRD QUARTER: Fiscal Year 2023 7 FISCAL Q3 2023 RESULTS CONSOLIDATED RESULTS $136.3 M Net Sales 31.7% Gross Profit $12.5 M Adj. EBITDA $102.8 M Bookings

THIRD QUARTER: Fiscal Year 2023 8 CONSOLIDATED RESULTS ($ in millions) For Q3 fiscal 2023, we recorded $136.3 million of consolidated net sales, a 1.9% sequential increase over last quarter and our sixth consecutive quarterly increase. Compared to Q3 fiscal 2022, our consolidated net sales for Q3 fiscal 2023 increased $14.2 million, or 11.6%, primarily reflecting significantly higher net sales in our Satellite and Space Communications segment (see below). Q3 fiscal 2023 Adjusted EBITDA was $12.5 million, or 9.2% of consolidated net sales, as compared to $11.2 million, or 9.2% in Q3 fiscal 2022. The increase in dollars reflects the benefit of our One Comtech lean initiatives implemented through April 30, 2023, offset in part by a lower gross profit percentage, as discussed above. Sequentially, Adjusted EBITDA in Q3 fiscal 2023 was higher, both in dollars and as a percentage of sales, all while simultaneously investing in our One Comtech transformation. Consolidated bookings for the most recent quarter were $102.8 million, representing a quarterly book-to- bill ratio of 0.75x. Backlog was $668.4 million as of April 30, 2023, compared to $702.0 million as of January 31, 2023 and $602.3 million as of April 30, 2022. See below for additional details by segment. 38.2% 35.9% 35.7% 34.3% 31.7% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Consolidated Gross Profit $122.1 $127.0 $131.1 $133.7 $136.3 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Consolidated Net Sales $113.4 $142.8 $181.2 $167.5 $102.8 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Consolidated Net Bookings 9.2% 10.0% 8.2% 8.5% 9.2% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Consolidated Adjusted EBITDA Margins Gross profit in Q3 fiscal 2023 was 31.7%, as compared to 38.2% in Q3 fiscal 2022. Such change reflects an increase in net sales and overall product mix changes, including significantly higher net sales of our troposcatter and SATCOM solutions to U.S. government customers. Our gross profit in both periods reflects start-up costs associated with the opening of our new high-volume technology manufacturing centers, as well as increased costs resulting from the ongoing impacts of the COVID-19 pandemic and inflationary pressures. In addition, gross profit during Q3 fiscal 2022 reflects a lower provision for warranty obligations in light of the reduced level of sales activity during that period.

THIRD QUARTER: Fiscal Year 2023 9 SATELLITE & SPACE COMMUNICATIONS RESULTS Our Satellite and Space Communications segment designs, builds and supports a variety of sophisticated communications solutions that meet or exceed the highest standards for performance and quality by businesses and governments worldwide. It has four product areas: Satellite Modem and Amplifier Technologies, Troposcatter and SATCOM Solutions, Space Components and Antennas, and High-Power Amplifiers and Switches Technologies. $82.2 M Net Sales $6.4 M Adj. EBITDA $77.5 M Bookings

THIRD QUARTER: Fiscal Year 2023

COMTECH

SATELLITE & SPACE COMMUNICATIONS RESULTS

($ in millions)


Satellite & Space Communications Net Sales
$69.2
$76.8
$80.9
$80.4
$82.2
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23

Satellite and Space Communications segment net sales were $82.2 million for the quarter, a 2.3% increase over Q2 fiscal 2023. Compared to the year ago quarter, Q3 fiscal 2023 Satellite and Space Communications segment net sales increased 18.9%. Such increase primarily reflects significantly higher net sales of our troposcatter and SATCOM solutions to U.S. government customers, offset in part by lower sales of our satellite ground station technologies, solid-state, RF microwave high-power amplifiers and control components and high reliability Electrical, Electronic and Electromechanical satellite-based space components.


Satellite & Space Communications Adjusted EBITDA Margins
7.8%
10.2%
12.2%
10.2%
7.7%
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23

Q3 fiscal 2023 Adjusted EBITDA was $6.4 million, an improvement from the $5.4 million of Adjusted EBITDA reported in Q3 fiscal 2022. The increase in our Satellite and Space Communications segment's Adjusted EBITDA, in dollars, is primarily due to lower research and development expenses, offset in part by a lower gross profit percentage on significantly higher related segment net sales to U.S. government customers.


Satellite & Space Communications Net Bookings
$85.6
$59.7
$135.8
$137.5
$77.5
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23

Bookings in the Satellite and Space Communications segment totaled $77.5 million for the quarter. Key wins included multi-million-dollar orders to deliver VSAT equipment and cyber-training courses to the U.S. Army, solid state power amplifiers in support of a U.S. Navy tactical electronic warfare program of record and X/Y steerable antennas to an international customer's ministry of defense.

10

THIRD QUARTER: Fiscal Year 2023 11 TERRESTRIAL & WIRELESS NETWORKS RESULTS Our Terrestrial and Wireless Networks segment is a leading provider of the hardware, software, and solutions critical to the global 5G network infrastructure market, as well as for applications services requiring the specific location of a mobile user's geospatial position. It is organized into three service areas: next generation 911 and call delivery, Solacom call handling solutions, and trusted location and messaging solutions. $54.1 M Net Sales $9.2 M Adj. EBITDA $25.3 M Bookings

THIRD QUARTER: Fiscal Year 2023

TERRESTRIAL & WIRELESS NETWORKS RESULTS

($ in millions)


Terrestrial & Wireless Networks Net Sales
$53.0
$50.2
$50.3
$53.3
$54.1
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23

Terrestrial and Wireless Networks segment net sales were $54.1 million for the quarter, a 1.4% sequential improvement over Q2 fiscal 2023. Compared to the year ago quarter, our Q3 Terrestrial and Wireless Networks segment net sales increased 2.1%, primarily reflecting higher sales of our NG-911 solutions and services, offset in part by lower sales of our trusted location and messaging solutions.


Terrestrial & Wireless Networks Adjusted EBITDA Margins
18.4%
12.9%
11.9%
16.5%
16.9%
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23

Q3 fiscal 2023 Adjusted EBITDA was $9.2 million, compared to $8.8 million and $9.7 million in Q2 fiscal 2023 and Q3 fiscal 2022, respectively. As a percentage of net sales, Q3 fiscal 2023 Adjusted EBITDA was 16.9%, compared to 16.5% and 18.4% in Q2 fiscal 2023 and Q3 fiscal 2022, respectively. The sequential increase in our Adjusted EBITDA, both in dollars and as a percentage of related segment net sales, is primarily due to the benefit of our lean initiatives implemented through April 30, 2023.


Terrestrial & Wireless Networks Net Bookings
$27.8
$83.1
$45.4
$30.1
$25.3
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23

Bookings in the Terrestrial and Wireless Networks segment totaled $25.3 million during the quarter. Key wins included several large awards for call handling solutions to be deployed in Canada, as well as expansions of various existing NG-911 contracts in backlog.

12

THIRD QUARTER: Fiscal Year 2023 13 OUR GUIDANCE: Q4 FISCAL 2023 Our long-term investors know that our sales cycles are less predictable, given the nature of our customers, their procurement processes, and the complexity of our end markets. This can introduce performance variability from time to time. Nevertheless, we believe we have good visibility into our forward sales and that the long-term operating performance benefits of our transformation to One Comtech remain intact. We remain intensely focused on managing the factors we can control, namely, our operations and our cost structure, and we believe that we are on the right course to deliver future margin expansion. For Q4 fiscal 2023, we expect: ● Net Sales to grow between approximately 2.0% and 4.0% on a sequential basis; and ● Adjusted EBITDA Margins to be in the range of 9.5% to 10.5%.

THIRD QUARTER: Fiscal Year 2023 14 UPDATE: KEY BUSINESS INITIATIVES NEW ADDITIONS TO LEADERSHIP TEAM We continued to enhance our leadership team with key appointments designed to maximize our ability to compete and deliver across our global market segments. This past quarter, Don Walther was appointed as Comtech’s new Chief Legal Officer and Nicole Robinson was appointed as Chief Strategy Officer. Mr. Walther has significant technology and aerospace industry experience in both public and private companies in the commercial and defense sectors with his previous experience at ITT Inc. and the Boeing Company. He will focus on ensuring Comtech’s competitive differentiation through contracts is preserved and protected. Prior to joining Comtech, Ms. Robinson served as President of Ursa Space Systems, a leading satellite intelligence and data analytics provider. She will focus on creating and implementing priority space business pursuits, oversee the development and implementation of new technologies, orchestrate global growth initiatives and lead other priorities related to geospatial imagery and data, as well as space communications in both U.S. and international markets.

THIRD QUARTER: Fiscal Year 2023 15 Additional EVOKE Partners Announced Over the past several months, we established EVOKE as Comtech’s innovation foundry, which is dedicated to creating and accelerating transformational changes in global technologies. We believe that EVOKE will enhance our existing technologies and service offerings (e.g., cloud-native satellite ecosystems, 5G advanced services and “as-a-service” business models) as well as allow us to pioneer entirely new ideas and opportunities with the benefit of multiple perspectives, industry backgrounds and areas of expertise. Through partnership, we are able to quickly prototype ideas and test for market readiness. This new and rapid method will allow us to expand our capabilities and could potentially allow us to capture market share at an unparalleled rate. During the most recent quarter, we were pleased to announce that we added several new partners to EVOKE’s growing roster, including Aarna Networks, Descartes Labs, Inc. and WishKnish Corp. By combining Aarna Networks’ technologies with Comtech’s Dynamic Cloud Platform, the companies anticipate enabling customers to easily add and manage a variety of open architecture cloud-based applications across private, hybrid and public networks, in both terrestrial and non-terrestrial environments. Descartes Labs will work with Comtech to infuse the power of artificial intelligence, machine learning, predictive intelligence and insight monitoring across Comtech’s product offerings. As for WishKnish, we plan to collaborate with them on integrating highly secure, flexible distributed ledger (blockchain) technologies across diverse commercial and government applications. Looking ahead, not only can you expect to see Comtech foster partnerships with businesses from multiple sectors, but also with leading universities around the world to ensure we remain at the forefront of emerging technologies. We intend to match the rate of change we see transforming global communications by forging collaborative partnerships across industries and academia to ultimately create value for individuals, communities, governments, and businesses in a new era of connectivity.

THIRD QUARTER: Fiscal Year 2023 16 IN CLOSING As I approach my one-year anniversary leading Comtech, I am even more excited today than I was on August 10th of last year when I took on this role as your President and Chief Executive Officer. My increasing excitement stems from a variety of factors:  The assimilation of our legacy business silos into two business segments allows us to be more collaborative and agile with respect to decision making.  The profit improvement initiatives we are implementing are further improving efficiencies in our business.  The roll-out of company-wide processes is instilling stronger and more consistent process discipline, improving operational effectiveness and optimizing business performance.  EVOKE has fostered collaboration with new technology partners, is positioning us for accelerated growth and the ability to exploit emerging and converging markets and technologies.  Our customer workshops are revealing immediate opportunities to create more comprehensive customer value.  As satellite and terrestrial network infrastructures blend and hybridize on a global scale, we believe we can create value not just by transporting data across these blended networks, but by leveraging data to reveal insights that create customer value in new, unique and differentiated ways. Again, I believe that Comtech is positioned to win in a rapidly evolving market that is demanding faster innovation, better collaboration, improved agility and more comprehensive customer value than ever before. Our communications network infrastructures are evolving, and we have clear opportunities to leverage our technology leadership in connectivity and data transport to provide data-enabled customer insights. Further, this value creation can be monetized in innovative ways that we believe will significantly enhance shareholder value. Finally, the hard work we have done these past ten months is building the foundation we need and paving the way for exciting days ahead.

THIRD QUARTER: Fiscal Year 2023 17 Our markets are changing and growing. The currents are favorable and strong. Our fluency in the future tells us our future is bright. All of us at Comtech are energized to work harder than ever before to seize this moment. For us, it is not enough to be carried along by these currents – we are committed to leading the way. And with the many actions we have already taken these past ten months, we are now increasingly well positioned to do so. By restructuring our businesses, rebuilding our leadership team, bringing in proven leaders who share our vision, leveraging our existing technology leadership, and collaborating amongst ourselves and our technology partners, we are moving aggressively to connect the unconnected on a global scale, bridge the digital divide and move beyond data transport to create data-enabled customer insights. I look forward to meeting with you on June 21st and, as always, appreciate your engagement and continued support. Ken

Conference Call Information We have scheduled an investor conference call for 5:00 PM (ET) on Thursday, June 8, 2023. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtech.com. Alternatively, investors can access the conference call by dialing (800) 267-6316 (domestic), or (203) 518-9783 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 839-2417 (domestic), or (402) 220-7209 (international). About Comtech Comtech Telecommunications Corp. is a leading global technology company providing terrestrial and wireless network solutions, next-generation 9-1-1 emergency services, satellite and space communications technologies, and cloud native capabilities to commercial and government customers around the world. Our unique culture of innovation and employee empowerment unleashes a relentless passion for customer success. With multiple facilities located in technology corridors throughout the United States and around the world, Comtech leverages our global presence, technology leadership, and decades of experience to create the world’s most innovative communications solutions. For more information, please visit www.comtech.com. Comtech Investor Relations Robert Samuels (631) 962-7102 robert.samuels@comtech.com Appendix: – Cautionary Statement Regarding Forward-Looking Statements – Condensed Consolidated Statements of Operations (Unaudited) – Condensed Consolidated Balance Sheets (Unaudited) – Use of Non-GAAP Financial Measures Cautionary Statement Regarding Forward-Looking Statements Certain information in this shareholder letter contains forward-looking statements, including but not limited to, information relating to our future performance and financial condition, plans and objectives of our management and our assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under our control which may cause our actual results, future performance and financial condition, and achievement of our plans and objectives of our management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the possibility that the expected synergies and benefits from acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses will not be integrated successfully; the possibility of disruption from acquisitions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that we will be unsuccessful in implementing our "One Comtech" transformation and integration of individual businesses into two segments; the risk that we will be unsuccessful in implementing a tactical shift in our Satellite and Space Communications segment away from bidding on large commodity service contracts and toward pursuing contracts for our niche products and solutions with higher margins; the nature and timing of our receipt of, and our performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands and or procurement strategies; changes in prevailing economic and political conditions, including as a result of Russia's military incursion into Ukraine; changes in the price of oil in global markets; changes in prevailing interest rates and foreign currency exchange rates; risks associated with our legal proceedings, customer claims for indemnification, and other similar matters; risks associated with our obligations under our credit facility; risks associated with our large contracts; risks associated with the COVID-19 pandemic and related supply chain disruptions; and other factors described in this and our other filings with the Securities and Exchange Commission. 18

COMTECH TELECOMMUNICATIONS CORP. AND SUBSIDIARIES Consolidated Statements of Operations (Unaudited) (Unaudited) Three months ended April 30, Nine months ended April 30, 2023 2022 2023 2022 Net sales $ 136,316,000 122,116,000 $ 401,180,000 359,256,000 Cost of sales 93,170,000 75,452,000 265,307,000 224,999,000 Gross profit 43,146,000 46,664,000 135,873,000 134,257,000 Expenses:   Selling, general and administrative 31,397,000 27,626,000 89,649,000 85,695,000 Research and development 11,676,000 14,255,000 36,868,000 39,384,000 Amortization of intangibles 5,349,000 5,349,000 16,047,000 16,047,000 CEO transition costs — — 9,090,000 13,554,000 Proxy solicitation costs — — — 11,248,000 48,422,000 47,230,000 151,654,000 165,928,000 Operating loss (5,276,000) (566,000) (15,781,000) (31,671,000) Other expenses (income): Interest expense 4,386,000 981,000 10,412,000 3,576,000 Interest (income) and other 728,000 (449,000) 928,000 (260,000) Change in fair value of convertible preferred stock purchase option liability — (302,000) — (1,004,000) Loss before benefit from income taxes (10,390,000) (796,000) (27,121,000) (33,983,000) Benefit from income taxes (2,932,000) (771,000) (3,762,000) (6,100,000) Net loss $ (7,458,000) (25,000) $ (23,359,000) (27,883,000) Adjustments to reflect redemption value of convertible preferred stock: Dividend on convertible preferred stock (1,766,000) (1,655,000) (5,213,000) (3,522,000) Convertible preferred stock issuance costs — — — (4,007,000) Establishment of initial convertible preferred stock purchase option liability — — — (1,005,000) Net loss attributable to common stockholders $ (9,224,000) (1,680,000) $ (28,572,000) (36,417,000) Net loss per common share: Basic $ (0.33) (0.06) $ (1.02) (1.37) Diluted $ (0.33) (0.06) $ (1.02) (1.37) Weighted average number of common shares outstanding – basic 28,071,000 26,528,000 27,950,000 26,582,000 Weighted average number of common and common equivalent shares outstanding – diluted 28,071,000 26,528,000 27,950,000 26,582,000 19

COMTECH TELECOMMUNICATIONS CORP. AND SUBSIDIARIES Consolidated Balance Sheets (Unaudited) Assets Current assets: Cash and cash equivalents $ 21,404,000 21,654,000 Accounts receivable, net 144,195,000 123,711,000 Inventories, net 107,311,000 96,317,000 Prepaid expenses and other current assets 17,924,000 21,649,000 Total current assets 290,834,000 263,331,000 Property, plant and equipment, net 53,806,000 50,363,000 Operating lease right-of-use assets, net 45,654,000 49,767,000 Goodwill 347,692,000 347,692,000 Intangibles with finite lives, net 231,256,000 247,303,000 Deferred financing costs, net 2,819,000 1,014,000 Other assets, net 17,798,000 14,827,000 Total assets $ 989,859,000 974,297,000 Liabilities, Convertible Preferred Stock and Stockholders’ Equity   Current liabilities: Accounts payable $ 62,776,000 44,591,000 Accrued expenses and other current liabilities 64,944,000 72,662,000 Current portion of long-term debt 3,750,000 — Operating lease liabilities, current 8,359,000 8,685,000 Dividends payable — 2,746,000 Contract liabilities 67,725,000 64,601,000 Interest payable 1,208,000 172,000 Total current liabilities 208,762,000 193,457,000 Non-current portion of long-term debt 155,254,000 130,000,000 Operating lease liabilities, non-current 43,070,000 44,423,000 Income taxes payable 2,069,000 3,007,000 Deferred tax liability, net 10,627,000 15,355,000 Long-term contract liabilities 15,472,000 9,975,000 Other liabilities 3,334,000 6,291,000 Total liabilities 438,588,000 402,508,000 Commitments and contingencies Convertible preferred stock, par value $0.10 per share; authorized 125,000 shares; issued 100,000 at April 30, 2023 and July 31, 2022 (includes accrued dividends of $595,000 and $566,000, respectively) 110,417,000 105,204,000 Stockholders’ equity:   Preferred stock, par value $0.10 per share; authorized and unissued 1,875,000 shares — — Common stock, par value $0.10 per share; authorized 100,000,000 shares; issued 42,922,265 and 42,672,827 shares at April 30, 2023 and July 31, 2022, respectively 4,292,000 4,267,000 Additional paid-in capital 634,191,000 625,484,000 Retained earnings 244,220,000 278,683,000 882,703,000 908,434,000 Less: Treasury stock, at cost (15,033,317 shares at April 30, 2023 and July 31, 2022) (441,849,000) (441,849,000) Total stockholders’ equity 440,854,000 466,585,000 Total liabilities, convertible preferred stock and stockholders’ equity $ 989,859,000 974,297,000 April 30, 2023 July 31, 2022 20

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this shareholder letter contains "Non-GAAP financial measures" under the rules of the SEC. Our Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before income taxes, interest, change in fair value of the convertible preferred stock purchase option liability, write-off of deferred financing costs, amortization of stock-based compensation, amortization of intangibles, depreciation expense, amortization of cost to fulfill assets, acquisition plan expenses, restructuring costs, COVID-19 related costs, strategic emerging technology costs (for next-generation satellite technology), facility exit costs, CEO transition costs, proxy solicitation costs, strategic alternatives analysis expenses and other. Our definition of Adjusted EBITDA may differ from the definition of EBITDA or Adjusted EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by our investors and analysts. We believe that investors and analysts may use Adjusted EBITDA, along with other information contained in our SEC filings, including GAAP measures, in assessing our performance and comparability of our results with other companies. Our Non-GAAP measures reflect the GAAP measures as reported, adjusted for certain items as described herein and also excludes the effects of our outstanding convertible preferred stock. During the first quarter of fiscal 2023, we changed the computation of our Non-GAAP measures of operating (loss) income, net (loss) income attributable to common stockholders and net (loss) income per diluted common share to adjust for amortization of intangibles (including cost to fulfill assets) and stock-based compensation. This change was made to improve the comparability of our results with our peers. Prior period Non-GAAP results have been restated in the tables below to reflect this change. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct our business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP measures in the tables herein, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in our SEC filings. We have not quantitatively reconciled our fourth quarter of fiscal 2023 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles and interest expense, which are specific items that impact these measures, have not yet occurred, are out of our control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact our financial results.

	Three months ended April 30,		Nine months ended April 30,		Fiscal Year
	2023	2022	2023	2022	2022
Reconciliation of GAAP Net Loss to Adjusted EBITDA:					
Net loss	$ (7,458,000)	$ (25,000)	$ (23,359,000)	$ (27,883,000)	$ (33,052,000)
Benefit from income taxes	(2,932,000)	(771,000)	(3,762,000)	(6,100,000)	(4,023,000)
Interest expense	4,386,000	981,000	10,412,000	3,576,000	5,031,000
Interest (income) and other	728,000	(449,000)	928,000	(260,000)	(703,000)
Change in fair value of convertible preferred stock purchase option liability	—	(302,000)	—	(1,004,000)	(1,005,000)
Amortization of stock-based compensation	4,126,000	1,071,000	6,298,000	3,975,000	7,767,000
Amortization of intangibles	5,349,000	5,349,000	16,047,000	16,047,000	21,396,000
Depreciation	2,981,000	2,482,000	8,746,000	7,057,000	10,314,000
Amortization of cost to fulfill assets	240,000	233,000	720,000	233,000	469,000
Restructuring costs	4,096,000	1,600,000	6,964,000	4,038,000	5,965,000
COVID-19 related costs	—	115,000	—	1,144,000	1,105,000
Strategic emerging technology costs	1,029,000	912,000	2,513,000	912,000	1,197,000
CEO transition costs	—	—	9,090,000	13,554,000	13,554,000
Proxy solicitation costs	—	—	—	11,248,000	11,248,000
Adjusted EBITDA	$ 12,545,000	$ 11,196,000	$ 34,597,000	$ 26,537,000	$ 39,263,000

21

Reconciliations of our GAAP consolidated operating (loss) income, net (loss) income attributable to common stockholders and net (loss) income per diluted common share to the corresponding Non-GAAP measures are shown in the tables below. Non-GAAP net (loss) income attributable to common stockholders and net (loss) income per diluted common share reflect Non-GAAP provisions for income taxes based on year-to-date results, as adjusted for the Non-GAAP reconciling items included in the tables below. We evaluate our Non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. Our Non-GAAP effective income tax rate can differ materially from our GAAP effective income tax rate.

	April 30, 2023					
	Three months ended			Nine months ended		
	Operating (Loss) Income	Net (Loss) Income Attributable to Common Stockholders	Net (Loss) Income per Diluted Common Share*	Operating (Loss) Income	Net (Loss) Income Attributable to Common Stockholders	Net (Loss) Income per Diluted Common Share*
Reconciliation of GAAP to Non-GAAP Earnings:						
GAAP measures, as reported	$ (5,276,000)	$ (9,224,000)	$ (0.33)	$(15,781,000)	$(28,572,000)	$ (1.02)
Adjustments to reflect redemption value of convertible preferred stock	—	1,766,000	0.06	—	5,213,000	0.19
CEO transition costs	—	—	—	9,090,000	8,580,000	0.31
Amortization of intangibles	5,349,000	4,147,000	0.15	16,047,000	12,441,000	0.44
Amortization of stock-based compensation	4,126,000	3,211,000	0.11	6,298,000	4,905,000	0.18
Restructuring costs	4,096,000	3,160,000	0.11	6,964,000	5,378,000	0.19
Strategic emerging technology costs	1,029,000	936,000	0.03	2,513,000	2,209,000	0.08
Amortization of cost to fulfill assets	240,000	240,000	0.01	720,000	720,000	0.03
Net discrete tax benefit	—	(1,203,000)	(0.04)	—	(683,000)	(0.03)
Non-GAAP measures	$ 9,564,000	$ 3,033,000	$ 0.11	$ 25,851,000	$ 10,191,000	$ 0.36

	April 30, 2022					
	Three months ended			Nine months ended		
	Operating (Loss) Income	Net (Loss) Income Attributable to Common Stockholders	Net (Loss) Income per Diluted Common Share*	Operating (Loss) Income	Net (Loss) Income Attributable to Common Stockholders	Net (Loss) Income per Diluted Common Share*
Reconciliation of GAAP to Non-GAAP Earnings:						
GAAP measures, as reported	$ (566,000)	$ (1,680,000)	$ (0.06)	$(31,671,000)	$(36,417,000)	$ (1.37)
Adjustments to reflect redemption value of convertible preferred stock	—	1,655,000	0.06	—	8,534,000	0.32
CEO transition costs	—	—	—	13,554,000	12,959,000	0.49
Proxy solicitation costs	—	—	—	11,248,000	8,671,000	0.33
Amortization of intangibles	5,349,000	4,086,000	0.15	16,047,000	12,258,000	0.45
Amortization of stock-based compensation	1,071,000	845,000	0.03	3,975,000	3,120,000	0.12
Restructuring costs	1,600,000	1,128,000	0.04	4,038,000	3,103,000	0.12
Strategic emerging technology costs	912,000	690,000	0.03	912,000	690,000	0.03
Amortization of cost to fulfill assets	233,000	175,000	0.01	233,000	175,000	0.01
COVID-19 related costs	115,000	90,000	—	1,144,000	897,000	0.03
Change in fair value of convertible preferred stock purchase option liability	—	(302,000)	(0.01)	—	(1,004,000)	(0.04)
Net discrete tax expense (benefit)	—	166,000	0.01	—	(335,000)	(0.01)
Non-GAAP measures	$ 8,714,000	$ 6,853,000	$ 0.25	$ 19,480,000	$ 12,651,000	$ 0.47

22

Fiscal Year 2022 Operating (Loss) Income Net (Loss) Income Attributable to Common Stockholders Net (Loss) Income per Diluted Common Share* Reconciliation of GAAP to Non-GAAP Earnings: GAAP measures, as reported $ (33,752,000) $ (43,268,000) $ (1.63) Adjustments to reflect redemption value of convertible preferred stock — 10,216,000 0.39 CEO transition costs 13,554,000 12,959,000 0.49 Proxy solicitation costs 11,248,000 8,671,000 0.33 Amortization of intangibles 21,396,000 16,344,000 0.62 Amortization of stock-based compensation 7,767,000 6,102,000 0.23 Restructuring costs 5,965,000 4,578,000 0.17 Strategic emerging technology costs 1,197,000 910,000 0.03 Amortization of cost to fulfill assets 469,000 352,000 0.01 COVID-19 related costs 1,105,000 829,000 0.03 Change in fair value of convertible preferred stock purchase option liability — (1,005,000) (0.04) Net discrete tax expense — 2,584,000 0.10 Non-GAAP measures $ 28,949,000 $ 19,272,000 $ 0.71 * Per share amounts may not foot due to rounding. In addition, due to the GAAP net loss for the period, Non-GAAP EPS for the three and nine months ended April 30, 2023 was computed using weighted average diluted shares outstanding of 28,498,000 and 28,353,000, respectively; for the three and nine months ended April 30, 2022 was computed using weighted average diluted shares outstanding of 27,225,000 and 27,160,000, respectively; and for Fiscal 2022 was computed using weighted average diluted shares outstanding of 27,188,000. ECMTL ### 23